EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of i2 Technologies, Inc. on Form S-8 of our report dated July 21, 2003, appearing in the Annual Report on Form 10-K of i2 Technologies, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Dallas, Texas

September 30, 2003